CONFIDENTIAL
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                            HOMETOWN AMERICA, L.L.C.
                                     LOAN TO
                             CP LIMITED PARTNERSHIP
                            CHATEAU COMMUNITIES, INC.


                                   TERM SHEET
                                  June 26, 2003

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      THIS TERM SHEET IS INTENDED AS A PROPOSAL BY HOMETOWN  AMERICA,  L.L.C., A
DELAWARE LIMITED LIABILITY COMPANY ("HOMETOWN") TO MAKE A LOAN (THE "LOAN") TO CP LIMITED PARTNERSHIP, A MARYLAND LIMITED PARTNERSHIP, AND CERTAIN OF ITS SUBSIDIARIES (COLLECTIVELY, "BORROWER"), CHATEAU COMMUNITIES, INC., A MARYLAND CORPORATION, AND ROC COMMUNITIES, INC., A MARYLAND CORPORATION (COLLECTIVELY, THE "GUARANTORS") AND NOT A COMMITMENT TO LEND. NO PARTY WILL HAVE ANY COMMITMENT OR OBLIGATION HEREUNDER UNLESS AND UNTIL BORROWER, THE GUARANTORS AND LENDER (AS DEFINED HEREIN) COUNTERSIGN THIS TERM SHEET ON BEHALF OF IT AND ITS RESPECTIVE SUBSIDIARIES AND AFFILIATES. THIS TERM SHEET DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS AND PROVISIONS TO BE MUTUALLY AGREED UPON AND CONTAINED IN DEFINITIVE DOCUMENTATION FOR THIS TRANSACTION AS DESCRIBED BELOW.

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BORROWER:           CP Limited  Partnership  and the  subsidiaries  that are the owners of the Projects, jointly and severally.

GUARANTORS:         Chateau Communities, Inc. and ROC Communities, Inc.

LENDER: Hometown, or any of its affiliates in Hometown's discretion.

LOAN DOCUMENTS:     Borrower's  obligations  in  respect  of the  Loan  will  be evidenced  and  secured  by  a  loan  agreement  (the  "LOAN
                    AGREEMENT"),    a   guaranty    agreement   (the   "GUARANTY
                    AGREEMENT"), promissory notes, security instruments, and other related documentation (collectively, together with this Term Sheet, the "LOAN DOCUMENTS") in customary form and mutually satisfactory to Borrower and Lender.

AMOUNT:             $85 million.

COMMITMENT FEE:     None.




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HOMETOWN AMERICA, L.L.C.                                              JUNE 2003
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PURPOSE:            The Loan will be made for the  purposes  of repaying in full
                    (the "REPAYMENT") the Series A Notes and the Series B Notes issued pursuant to an unsecured credit facility (the "PAC LIFE LOAN") obtained by CP Limited Partnership and the Guarantors from Pacific Life Insurance Company ("PAC LIFE"). On the First Funding Date (as defined below), Lender will fund such portion of the Loan as is necessary to repay the Series B Notes in full, including any required "make whole" or prepayment premium and associated fees and expenses (the "SERIES B REPAYMENT AMOUNT"). On the Second Funding Date (as defined below), the balance of the Loan will be funded in order to enable Borrower to repay the Series A Notes in full, including any required "make whole" or prepayment premium and associated fees and expenses (the "SERIES A REPAYMENT AMOUNT"). Interest shall not accrue on the Series A Repayment Amount until disbursement on the Second Funding Date. Borrower acknowledges that the Series A Repayment Amount will not be sufficient to repay the Series A Notes in full, and, therefore, Borrower and the Guarantors will use their own capital resources (together with the Series A Repayment Amount) to repay the Series A Notes in full.

SECURITY The Loan will be secured by two (2) manufactured home communities located in Michigan and four (4) manufactured home communities located in Florida (collectively, the "PROJECTS").

FUNDING DATE:       The Loan will be funded in two  installments.  The  Series B
                    Payment  Amount will be funded on a date (the "FIRST FUNDING
                    DATE") that will enable Borrower and Guarantor to repay the Series B Notes so as to avoid any default under the Pac Life
                    Loan  Agreement  (defined  below),  and the Series A Payment
                    Amount will be funded on a date (the "SECOND FUNDING DATE") that will enable Borrower and Guarantor to repay the Series
                    A Notes so as to avoid any  default  under the Pac Life Loan
                    Agreement.




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HOMETOWN AMERICA, L.L.C.                                              JUNE 2003
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CONDITIONS
PRECEDENT TO
FUNDING/CLOSING:    Execution and delivery of the Loan Documents.

                    Representation by Borrower and the Guarantors that the Loan Documents will not and this Term Sheet does not violate or give rise to any obligation by Borrower, the Guarantors or any of their respective subsidiaries or affiliates, to make any payments under any existing contracts, agreements, understandings or arrangements with or involving Borrower, the Guarantors or any of their respective subsidiaries or affiliates, including, but not limited to, any tax protection, tax sharing, or similar agreements or arrangements.

                    Other conditions similar to those in the Second Amendment and Waiver to the Amended and Restated Note Purchase Agreement between CP Limited Partnership, the Guarantors and Pac Life, dated as of December 31, 2002 (the "PAC LIFE LOAN AGREEMENT") as well as other conditions precedent customary in a secured loan.

MATURITY:           March 31, 2004

AMORTIZATION:       None.

INTEREST RATE:      Variable  rate equal to  one-month  LIBOR + 250 basis points
                    ("BPS").

DEFAULT RATE:       Upon the occurrence and during the  continuation of an Event of Default  under the Loan  Documents,  the Loan will accrue interest at a default rate equal to (a) Interest  Rate + 200 bps  for 60  days,  (b)  Interest  Rate + 400  bps  for  the following  60  days,  (c)  Interest  Rate + 600  bps for the
                    following  60  days,   and  (d)  Interest  Rate  +  800  bps
                    thereafter.

ANNUAL  FEE:        None.

COLLATERAL:         The Loan will be secured  with first liens on the  Projects,
                    assignments  of  leases  and  rents,   and  other  customary
                    security covering the Projects.

RECOURSE:           The Loan will be fully non-recourse to Borrower, except that the Loan will be  recourse to Borrower  and  Guarantors  for standard  recourse  exceptions  which include  environmental matters, intentional misrepresentation,  misappropriation of funds (including  proceeds paid under any insurance policies or condemnation  proceedings,  rents and security deposits), waste, willful destruction of property,  fraud, unauthorized
                    transfer,   voluntary   bankruptcy,   collusive  involuntary
                    bankruptcy  and customary  items.



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REPRESENTATIONS     The Loan will include  representations  and warranties to be
AND  WARRANTIES:    made as of the  Funding  Date  that will be  similar  to the representations and warranties made in the Pac Life Loan, as well as representations and warranties customary in a secured loan.

EXPENSES:           The   out-of-pocket   expenses  of  Lender  associated  with
                    negotiating, structuring, documenting, and enforcing the Loan Documents will be paid by Borrower. All such expenses of the Lender incurred as of the Funding Date will be paid by Borrower on the Funding Date.

DEFAULTS:           The Loan  Documents  will contain events of default that are customary in a secured loan.

GENERAL             The Loan Documents will contain covenants that are customary
COVENANTS:          in a secured loan.

FINANCIAL
COVENANTS:          None.

PREPAYMENT:         The Loan may be  prepaid  in whole or in part at any time on not less than three (3) days' prior written notice. Any prepayment of Loan principal must be accompanied by interest accrued through the date of prepayment on the principal amount prepaid.

APPRAISAL:          Prior to the  Funding  Date  Lender  will have  received  an appraisal for the Projects, on an "as-is, where-is, with all faults" basis from an appraiser acceptable to Lender (the
                    "APPRAISAL"),  confirming  that the  amount of the  Required
                    Payment will not exceed 80% of the appraised value of the Projects.

ENVIRONMENTAL/      Environmental  reports and  structural  engineering  reports
ENGINEERING:        satisfactory to Lender, in form and from firms acceptable to
                    Lender will be required.

BROKER/
CORRESPONDENT:      None.

Nothing herein express or implied shall give or be construed to give to any person or entity, other than the parties hereto, any legal or equitable or other rights or benefits.

    [Remainder of page intentionally left blank. Signature Page Follows.]




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HOMETOWN AMERICA, L.L.C.                                              JUNE 2003
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BORROWER:                            LENDER:

CP LIMITED PARTNERSHIP,              HOMETOWN AMERICA, L.L.C.,
a Maryland limited partnership       a Delaware limited liability
                                     company

By:  /s/ Tamara D. Fischer           By:  Hometown Residential Manager, L.L.C.,
   -----------------------------          a Delaware limited liability company,
Name:  Tamara Fischer                     its sole manager]
      --------------------------
Title: Executive Vice President
      --------------------------          By:  /s/ Richard G. Cline, Jr.
                                             --------------------------------
                                          Name:  Richard G. Cline, Jr.
                                                -----------------------------
GUARANTORS:                               Title: Manager
                                                -----------------------------
CHATEAU COMMUNITIES, INC.,
a Maryland corporation


By:  /s/ Tamara D. Fischer
   -----------------------------
Name:  Tamara D. Fischer
      --------------------------
Title: Executive Vice President
      --------------------------


ROC COMMUNITIES, INC.,
a Maryland corporation


By:  /s/ Tamara D. Fischer
   -----------------------------
Name:  Tamara D. Fischer
      --------------------------
Title: Executive Vice President
      --------------------------



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HOMETOWN AMERICA, L.L.C.                                              JUNE 2003
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